Exhibit 99.1

Contact:	Wallace R. Cooney	For Immediate Release
	(703) 345-6470	August 3, 2022

GRAHAM HOLDINGS COMPANY REPORTS
SECOND QUARTER EARNINGS
ARLINGTON, VA – Graham Holdings Company (NYSE: GHC) today reported a net loss attributable to common shares of $67.5 million ($13.95 per share) for the second quarter of 2022, compared to income of $115.4 million ($22.99 per share) for the second quarter of 2021.
The results for the second quarter of 2022 and 2021 were affected by a number of items as described in the following paragraphs. Excluding these items, net income attributable to common shares was $59.7 million ($12.07 per share) for the second quarter of 2022, compared to $44.6 million ($8.85 per share) for the second quarter of 2021. (Refer to the Non-GAAP Financial Information schedule at the end of this release for additional details.)
Items included in the Company’s net loss for the second quarter of 2022:
•a $3.2 million net credit related to a fair value change in contingent consideration from a prior acquisition at Corporate (after-tax impact of $3.2 million, or $0.66 per share);
•$165.5 million in net losses on marketable equity securities (after-tax impact of $122.4 million, or $25.05 per share);
•$0.4 million in net losses of affiliates whose operations are not managed by the Company (after-tax impact of $0.3 million, or $0.07 per share); and
•$8.0 million in interest expense to adjust the fair value of the mandatorily redeemable noncontrolling interest (after-tax impact of $7.6 million, or $1.56 per share).
Items included in the Company’s net income for the second quarter of 2021:
•a $2.6 million net credit related to a fair value change in contingent consideration from a prior acquisition at Corporate ($0.52 per share);
•$3.4 million in long-lived asset impairment charges (after-tax impact of $2.6 million, or $0.51 per share);
•$1.1 million in expenses related to a non-operating Separation Incentive Program (SIP) at manufacturing (after-tax impact of $0.8 million, or $0.16 per share);
•$83.7 million in net gains on marketable equity securities (after-tax impact of $60.9 million, or $12.18 per share);
•$1.4 million in net losses of affiliates whose operations are not managed by the Company (after-tax impact of $1.0 million, or $0.21 per share);
•a net non-operating gain of $14.5 million from the sale and write-up of cost method investments (after-tax impact of $10.7 million, or $2.13 per share); and
•$1.0 million in interest income to adjust the fair value of the mandatorily redeemable noncontrolling interest ($0.19 per share).
Revenue for the second quarter of 2022 was $933.3 million, up 16% from $801.2 million in the second quarter of 2021. Revenues increased at education, television broadcasting, healthcare, automotive and other businesses, partially offset by a decline at manufacturing. The Company reported operating income of $39.3 million for the second quarter of 2022, compared to $37.6 million for the second quarter of 2021. Operating results increased at education, television broadcasting and automotive, offset by declines at manufacturing, healthcare and other businesses.
For the first six months of 2022, the Company reported net income attributable to common shares of $28.1 million ($5.74 per share), compared to $227.8 million ($45.43 per share) for the first six months of 2021. The results for the first six months of 2022 and 2021 were affected by a number of items as described in the following paragraphs. Excluding these items, net income attributable to common shares was $122.4 million ($24.98 per share) for the first
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six months of 2022, compared to $91.3 million ($18.21 per share) for the first six months of 2021. (Refer to the Non-GAAP Financial Information schedule at the end of this release for additional details.)
Items included in the Company’s net income for the first six months of 2022:
•a $3.2 million net credit related to a fair value change in contingent consideration from a prior acquisition at Corporate (after-tax impact of $3.1 million, or $0.64 per share);
•$118.6 million in net losses on marketable equity securities (after-tax impact of $87.7 million, or $17.90 per share);
•$0.1 million in net losses of affiliates whose operations are not managed by the Company (after-tax impact of $0.1 million, or $0.01 per share);
•Non-operating gain of $1.7 million from sales of an equity method and cost method investment (after-tax impact of $1.3 million, or $0.26 per share); and
•$11.4 million in interest expense to adjust the fair value of the mandatorily redeemable noncontrolling interest (after-tax impact of $10.9 million, or $2.23 per share).
Items included in the Company’s net income for the first six months of 2021:
•a $2.2 million net credit related to a fair value change in contingent consideration from a prior acquisition at Corporate ($0.44 per share);
•$3.4 million in long-lived asset impairment charges (after-tax impact of $2.6 million, or $0.51 per share);
•$1.1 million in expenses related to a non-operating SIP at manufacturing (after-tax impact of $0.8 million, or $0.16 per share);
•$162.9 million in net gains on marketable equity securities (after-tax impact of $118.5 million, or $23.64 per share);
•$8.9 million in net earnings of affiliates whose operations are not managed by the Company (after-tax impact of $6.5 million, or $1.29 per share);
•a net non-operating gain of $17.2 million from the sale and write-up of cost method investments (after-tax impact of $12.7 million, or $2.54 per share); and
•$0.1 million in net interest expense to adjust the fair value of the mandatorily redeemable noncontrolling interest ($0.02 per share).
Revenue for the first six months of 2022 was $1,848.0 million, up 22% from $1,513.6 million in the first six months of 2021. Revenues increased at education, television broadcasting, healthcare, automotive and other businesses, partially offset by a decline at manufacturing. The Company reported operating income of $79.3 million for the first six months of 2022, compared to $71.4 million for the first six months of 2021. Operating results increased at education, television broadcasting and automotive, offset by declines at manufacturing, healthcare and other businesses.
The COVID-19 pandemic and measures taken to prevent its spread significantly impacted the Company’s results for 2021 and, to a lesser extent, the first six months of 2022, largely from reduced demand for the Company’s products and services. The Company cannot predict the severity or duration of the pandemic, the extent to which demand for the Company’s products and services will be adversely affected or the degree to which financial and operating results will be negatively impacted.
Division Results
Education
Education division revenue totaled $353.0 million for the second quarter of 2022, up 4% from $340.0 million for the same period of 2021. Kaplan reported operating income of $18.7 million for the second quarter of 2022, compared to $13.1 million for the second quarter of 2021.
For the first six months of 2022, education division revenue totaled $711.0 million, up 6% from $669.3 million for the same period of 2021. Kaplan reported operating income of $39.1 million for the first six months of 2022, compared to $32.1 million for the first six months of 2021.
The COVID-19 pandemic adversely impacted Kaplan’s operating results during 2021 and, to a lesser extent, the first six months of 2022. Kaplan serves a large number of students who travel to other countries to study a second
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language, prepare for licensure, or pursue a higher education degree. Government-imposed travel restrictions and school closures arising from COVID-19 had a negative impact on the ability of certain international students to travel and attend Kaplan’s programs, particularly at Kaplan International’s Language programs (Languages) in 2021.
In addition, Kaplan recorded $2.2 million and $3.2 million in impairment of long-lived asset charges in the second quarter and first six months of 2021, respectively.
A summary of Kaplan’s operating results is as follows:

	Three Months Ended			Six Months Ended
	June 30			June 30
(in thousands)	2022	2021	% Change	2022	2021	% Change
Revenue
Kaplan international	$200,871	$181,276	11	$405,384	$353,171	15
Higher education	72,975	78,740	(7)	148,783	154,426	(4)
Supplemental education	77,546	77,911	0	153,850	157,566	(2)
Kaplan corporate and other	4,454	3,615	23	8,799	6,978	26
Intersegment elimination	(2,833)	(1,558)	—	(5,791)	(2,840)	—
	$353,013	$339,984	4	$711,025	$669,301	6
Operating Income (Loss)
Kaplan international	$19,063	$14,077	35	$39,627	$24,284	63
Higher education	2,704	2,374	14	7,741	8,627	(10)
Supplemental education	4,829	8,813	(45)	8,200	21,310	(62)
Kaplan corporate and other	(3,771)	(6,042)	38	(8,204)	(10,949)	25
Amortization of intangible assets	(4,064)	(3,914)	(4)	(8,210)	(8,079)	(2)
Impairment of long-lived assets	—	(2,159)	—	—	(3,206)	—
Intersegment elimination	(56)	(1)	—	(37)	97	—
	$18,705	$13,148	42	$39,117	$32,084	22
Kaplan International includes postsecondary education, professional training and language training businesses largely outside the United States. Kaplan International revenue increased 11% and 15% for the second quarter and first six months of 2022, respectively (20% and 21%, respectively, on a constant currency basis). The increase is due largely to growth at Languages, Pathways and UK Professional. Kaplan International reported operating income of $19.1 million in the second quarter of 2022, compared to $14.1 million in the second quarter of 2021. Operating income increased to $39.6 million in the first six months of 2022, compared to $24.3 million in the first six months of 2021. The increase is due largely to a reduction in losses at Languages, and improved results at Pathways, partially offset by declines in Australia and Singapore and the adverse impact of foreign currency exchange rates. Overall, Kaplan International’s operating results were negatively impacted by $3 million and $9 million in losses, respectively, incurred at Languages from COVID-19 disruptions for the second quarter and first six months of 2022; compared to $12 million and $26 million in losses, respectively, incurred at Languages from COVID-19 disruptions for the second quarter and first six months of 2021. At the end of the second quarter of 2022, travel restrictions imposed as a result of COVID-19 have been substantially lifted, except in parts of Asia. Consequently, the Company expects significantly improved results at Languages and Australia for the remainder of 2022, assuming no new travel restrictions are imposed.
Higher Education includes the results of Kaplan as a service provider to higher education institutions. In the second quarter and first six months of 2022, Higher Education revenue declined 7% and 4%, respectively, due largely to lower costs incurred for reimbursement under the Purdue Global agreement. For the second quarter and first half of 2022 and 2021, Kaplan recorded a portion of the fee with Purdue Global based on an assessment of its collectability under the TOSA. Enrollments at Purdue Global for the first half of 2022 were approximately the same as the first half of 2021. The Company will continue to assess the collectability of the fee with Purdue Global on a quarterly basis to make a determination as to whether to record all or part of the fee in the future and whether to make adjustments to fee amounts recognized in earlier periods. Higher Education results increased in the second quarter of 2022 due to an increase in the Purdue Global fee recorded, partially offset by increased investment costs incurred related to other university agreements. Higher Education results declined in the first half of 2022 due to increased investment costs incurred related to other university agreements, partially offset by an increase in the Purdue Global fee recorded.
Supplemental Education includes Kaplan’s standardized test preparation programs and domestic professional and other continuing education businesses. In November 2021, Supplemental Education acquired two small businesses. Supplemental Education revenue was flat compared to the second quarter of 2021 and declined 2% for the first six months of 2022 due largely to declines in retail comprehensive test preparation demand. Overall, demand for graduate and pre-college test preparation programs has declined due to the strength of U.S. employment markets
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and the decline in test-takers. Operating results declined in the second quarter and first six months of 2022 due to lower revenues and increased advertising and product development costs.
Kaplan corporate and other represents unallocated expenses of Kaplan, Inc.’s corporate office, other minor businesses and certain shared activities.
Television Broadcasting
Graham Media Group, Inc. owns seven television stations located in Houston, TX; Detroit, MI; Orlando, FL; San Antonio, TX; Jacksonville, FL; and Roanoke, VA, as well as SocialNewsDesk, a provider of social media management tools designed to connect newsrooms with their users. Revenue at the television broadcasting division increased 2% to $122.4 million in the second quarter of 2022, from $120.0 million in the same period of 2021. The revenue increase is due to a $2.6 million increase in political advertising revenue and a $1.1 million increase in retransmission revenues. Operating income for the second quarter of 2022 increased 11% to $39.7 million, from $35.6 million in the same period of 2021, due to increased revenues and a reduction in incentive compensation costs.
Revenue at the television broadcasting division increased 5% to $245.8 million in the first six months of 2022, from $233.6 million in the same period of 2021. The revenue increase is due to a $5.0 million increase in political revenue, a $3.6 million increase in retransmission revenues, and increases from winter Olympics and Super Bowl advertising revenue at the Company’s NBC affiliates in the first quarter of 2022. Operating income for the first six months of 2022 increased 16% to $79.6 million, from $68.6 million in the same period of 2021, due to increased revenues.
Manufacturing
Manufacturing includes four businesses: Hoover, a supplier of pressure impregnated kiln-dried lumber and plywood products for fire retardant and preservative applications; Dekko, a manufacturer of electrical workspace solutions, architectural lighting and electrical components and assemblies; Joyce/Dayton, a manufacturer of screw jacks and other linear motion systems; and Forney, a global supplier of products and systems that control and monitor combustion processes in electric utility and industrial applications.
Manufacturing revenues declined 10% and 5% in the second quarter and first six months of 2022, respectively, due largely to a significant reduction in revenues at Hoover from lower wood prices and modestly lower product demand, offset by increased revenues at Dekko, Joyce, and Forney. Wood prices were highly volatile in 2021 and the first half of 2022. Overall, Hoover results included wood gains on inventory sales for both the first half of 2022 and 2021; however, wood gains on inventory sales were significantly higher in the first half of 2021. For the second quarter of 2022, Hoover results included wood losses on inventory sales, compared with significant wood gains on inventory sales in the second quarter of 2021. Manufacturing operating results declined 64% and 32% in the second quarter and first six months of 2022, respectively, due largely to declines at Hoover related to wood gains and losses on inventory sales during the relevant periods. Excluding the impact of wood gains and losses, Hoover results improved in the second quarter of 2022 and were down slightly in the first half of 2022. The declines at Hoover in the second quarter and first half of 2022 were partially offset by improved results at Dekko and Forney and reduced amortization of intangible assets expense.
In the second quarter of 2021, Dekko announced a plan to relocate its manufacturing operations in Shelton, CT to other Dekko manufacturing facilities, which was substantially completed by the end of 2021. In connection with this activity, Dekko implemented a SIP for the affected employees, resulting in $1.1 million in non-operating SIP expense recorded in the second quarter of 2021, which was funded by the assets of the Company’s pension plan.
Healthcare
Graham Healthcare Group (GHG) provides home health and hospice services in six states. In December 2021, GHG acquired two small businesses, one of which expanded GHG’s home health operations into Florida. In May 2022, GHG acquired two small businesses, one of which expanded GHG’s home health operations into Kansas and Missouri. GHG provides other healthcare services, including nursing care and prescription services for patients receiving in-home infusion treatments through its 75% interest in CSI Pharmacy Holdings Company, LLC (CSI). Healthcare revenues increased 40% and 37% for the second quarter and first six months of 2022, respectively, largely due to growth at CSI and home health services and from businesses acquired in the fourth quarter of 2021 and second quarter of 2022. The decline in GHG operating results in the second quarter and first six months of 2022 is due to increased marketing, human resources, recruiting and business development costs and overall increased compensation and transportation costs in nursing and clinical staffing, partially offset by improved results at CSI.
The Company also holds interests in four home health and hospice joint ventures managed by GHG, whose results are included in equity in earnings of affiliates in the Company’s Consolidated Statements of Operations. The
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Company recorded equity in earnings of $1.7 million and $2.7 million for the second quarter of 2022 and 2021, respectively, from these joint ventures. The Company recorded equity in earnings of $3.6 million and $5.5 million for the first six months of 2022 and 2021, respectively. During the first quarter of 2022, GHG, through its Residential Home Illinois and Residential Hospice Illinois affiliates, acquired an interest in the home health and hospice assets of NorthShore University HealthSystem, an integrated healthcare delivery system serving patients throughout the Chicago, IL area. The transaction resulted in a decrease to GHG’s interest in Residential Hospice Illinois and a $0.6 million non-operating gain was recorded in the first quarter of 2022 related to the change in interest.
Automotive
Automotive includes four automotive dealerships in the Washington, D.C. metropolitan area: Ourisman Lexus of Rockville, Ourisman Honda of Tysons Corner, Ourisman Jeep Bethesda and Ourisman Ford of Manassas, which was acquired on December 28, 2021, from the Battlefield Automotive Group. Christopher J. Ourisman, a member of the Ourisman Automotive Group family of dealerships, and his team of industry professionals operate and manage the dealerships; the Company holds a 90% stake.
Revenues for the second quarter and first six months of 2022 increased significantly due to the Ford dealership acquisition, sales growth at the Jeep dealership due to an increase in new vehicle inventory provided by the manufacturer, and higher average new and used car selling prices at the Jeep, Lexus and Honda dealerships as a result of strong customer demand and new vehicle inventory shortages related to supply chain disruptions and production delays at vehicle manufacturers, partially offset by volume declines at Honda and Lexus. Operating results for the second quarter of 2022 improved significantly due largely to the Ford acquisition and improved results at the Jeep dealership due to increased sales and margins, offset by declines at the Honda dealership due to inventory shortages. Operating results for the first six months of 2022 improved significantly due to the Ford acquisition and improved results at the Jeep, Lexus and Honda dealerships.
On July 5, 2022, the Company acquired a Toyota dealership and a Chrysler-Dodge-Jeep-Ram dealership in Woodbridge, VA from the Lustine Automotive Group.
Other Businesses
Leaf Group
On June 14, 2021, the Company acquired Leaf Group Ltd. (Leaf), a consumer internet company, headquartered in Santa Monica, CA, that builds enduring, creator-driven brands that reach passionate audiences in large and growing lifestyle categories, including fitness and wellness (Well+Good, Livestrong.com and MyPlate App), and home, art and design (Saatchi Art, Society6 and Hunker). Leaf has three major operating divisions: Society6 Group and Saatchi Art Group (Marketplace businesses) and the Media Group. Overall, Leaf reported significant operating losses for the second quarter and first six months of 2022.
Clyde’s Restaurant Group
Clyde’s Restaurant Group (CRG) owns and operates ten restaurants and entertainment venues in the Washington, D.C. metropolitan area, including Old Ebbitt Grill and The Hamilton. As a result of the COVID-19 pandemic, CRG temporarily closed its restaurant dining rooms in Maryland and the District of Columbia in December 2020, reopening again for limited indoor dining service in February 2021. Various government-ordered dining restrictions continued until the middle of 2021. CRG reported an operating profit for the second quarter and first six months of 2022; both revenues and operating results improved significantly from the second quarter and first six months of 2021 due largely to the absence of government-ordered dining restrictions in 2022 and a favorable rent concession that was recorded in the second quarter of 2022. Improvement in both revenue and operating results is expected to continue for the remainder of 2022.
Framebridge
Framebridge is a custom framing service company, headquartered in Washington, D.C., with sixteen retail locations in the Washington, D.C., New York City, Atlanta, GA, Philadelphia, PA, Boston, MA and Chicago, IL areas and two manufacturing facilities in Kentucky and New Jersey. Framebridge plans to open three additional stores in 2022. Framebridge revenues increased in the second quarter and first six months of 2022 due to operating additional retail stores compared to the same periods in 2021. Framebridge is an investment stage business and reported significant operating losses in the first six months of 2022 and 2021.
Code3
Code3 is a performance marketing agency focused on driving performance for brands through three core elements of digital success: media, creative and commerce. Code3 revenues increased modestly in the second quarter and first six months of 2022. Code3 reported operating losses in the second quarter and first six months of 2022 and
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2021. In the second quarter of 2021, Code3 recorded a $1.6 million lease impairment charge (including $0.4 million in property, plant and equipment write-downs).
Other
Other businesses also include Slate and Foreign Policy, which publish online and print magazines and websites; and four investment stage businesses, CyberVista, Decile, Pinna and City Cast. Slate, Foreign Policy, Decile, Pinna and City Cast reported revenue increases in the first six months of 2022. Losses from each of these six businesses in the first six months of 2022 adversely affected operating results.
Overall, for the second quarter and first six months of 2022, operating revenues for other businesses increased due largely to the Leaf acquisition and increases at CRG and Framebridge. Operating results declined in the second quarter and first six months of 2022 due primarily to losses at Leaf and increased losses at Framebridge, partially offset by improved results at CRG.
Corporate Office
Corporate office includes the expenses of the Company’s corporate office and certain continuing obligations related to prior business dispositions. Corporate office expenses declined in the first six months of 2022 due primarily to lower incentive compensation costs.
Equity in Earnings (Losses) of Affiliates
At June 30, 2022, the Company held an approximate 12% interest in Intersection Holdings, LLC (Intersection), a company that provides digital marketing and advertising services and products for cities, transit systems, airports, and other public and private spaces. The Company also holds interests in several other affiliates, including a number of home health and hospice joint ventures managed by GHG and two joint ventures managed by Kaplan. Overall, the Company recorded equity in earnings of affiliates of $1.4 million for the second quarter of 2022, compared to $1.8 million for the second quarter of 2021. These amounts include $0.4 million and $1.4 million in net losses for the second quarter of 2022 and 2021, respectively, from affiliates whose operations are not managed by the Company; this includes losses from the Company’s investment in Intersection in the second quarter of 2022 and 2021.
The Company recorded equity in earnings of affiliates of $4.0 million for the first six months of 2022, compared to $15.2 million for the first six months of 2021. These amounts include $0.1 million in net losses for the first six months of 2022 from affiliates whose operations are not managed by the Company compared to $8.9 million in net earnings for the first six months of 2021; this includes losses from the Company’s investment in Intersection in the first six months of 2022 and 2021.
Net Interest Expense and Related Balances
The Company incurred net interest expense of $15.3 million and $26.0 million for the second quarter and first six months of 2022, respectively; compared to $5.5 million and $13.0 million for the second quarter and first six months of 2021, respectively. The Company recorded interest expense of $8.0 million and $11.4 million in the second quarter and first six months of 2022, respectively, to adjust the fair value of the mandatorily redeemable noncontrolling interest at GHG. The Company recorded interest income of $1.0 million in the second quarter of 2021 and net interest expense of $0.1 million in the first six months of 2021 to adjust the fair value of the mandatorily redeemable noncontrolling interest at GHG.
At June 30, 2022, the Company had $606.2 million in borrowings outstanding at an average interest rate of 4.8%, and cash, marketable equity securities and other investments of $808.7 million. At June 30, 2022, the Company had $150.8 million outstanding on its $300 million revolving credit facility. On May 3, 2022, the Company entered into an amended and restated revolving credit facility agreement, which among other things, extends the maturity date to May 30, 2027, and removes USD LIBOR as a benchmark interest rate for borrowings denominated in U.S. dollars.
Non-operating Pension and Postretirement Benefit Income, net
The Company recorded net non-operating pension and postretirement benefit income of $50.9 million and $101.4 million for the second quarter and first six months of 2022, respectively; compared to $25.2 million and $54.0 million for the second quarter and first six months of 2021, respectively.
In the second quarter of 2021, the Company recorded $1.1 million in expenses related to a non-operating SIP at manufacturing.
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(Loss) Gain on Marketable Equity Securities, net
Overall, the Company recognized $165.5 million and $118.6 million in net losses on marketable equity securities in the second quarter and first six months of 2022, respectively; compared to $83.7 million and $162.9 million in net gains on marketable equity securities in the second quarter and first six months of 2021, respectively.
Other Non-Operating Income
The Company recorded total other non-operating income, net, of $1.2 million for the second quarter of 2022, compared to $16.1 million for the second quarter of 2021. The 2022 amounts included $0.8 million in gains related to the sale of businesses and contingent consideration, and other items; partially offset by $0.5 million in foreign currency losses. The 2021 amounts included $6.7 million in gains on the sale of cost method investments; $7.8 million in fair value increases on cost method investments; $0.7 million in foreign currency gains; $0.6 million in gains related to the sale of businesses and contingent consideration and other items.
The Company recorded total non-operating income, net of $4.1 million for the first six months of 2022, compared to $22.4 million for the first six months of 2021. The 2022 amounts included $1.7 million in gains related to the sale of businesses and contingent consideration; a $1.0 million gain on sale of a cost method investment; a $0.6 million gain on sale of an equity affiliate, and other items; partially offset by $1.5 million in foreign currency losses. The 2021 amounts included $6.8 million in gains on sales of cost method investments; $10.5 million in fair value increases on cost method investments; $1.4 million in gains related to the sale of businesses and contingent consideration; $0.7 million in foreign currency gains and other items.
Provision for Income Taxes
The Company’s effective tax rate for the first six months of 2022 and 2021 was 32.2% and 27.0%, respectively.
Earnings Per Share
The calculation of diluted earnings per share for the second quarter and first six months of 2022 was based on 4,842,383 and 4,870,316 weighted average shares outstanding, respectively, compared to 4,985,488 and 4,981,000, respectively, for the second quarter and first six months of 2021. At June 30, 2022, there were 4,850,326 shares outstanding. On September 10, 2020, the Board of Directors authorized the Company to acquire up to 500,000 shares of its Class B common stock; the Company has remaining authorization for 212,473 shares as of June 30, 2022.
Forward-Looking Statements
All public statements made by the Company and its representatives that are not statements of historical fact, including certain statements in this press release, in the Company’s Annual Report on Form 10-K and in the Company’s 2021 Annual Report to Stockholders, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to the duration and severity of the COVID-19 pandemic and its effects on the Company’s operations, financial results, liquidity and cash flows. Other forward-looking statements include comments about expectations related to acquisitions or dispositions or related business activities, including the TOSA, the Company’s business strategies and objectives, anticipated results of license renewal applications, the prospects for growth in the Company’s various business operations and the Company’s future financial performance. As with any projection or forecast, forward-looking statements are subject to various risks and uncertainties, including the risks and uncertainties described in Item 1A of the Company’s Annual Report on Form 10-K, that could cause actual results or events to differ materially from those anticipated in such statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by or on behalf of the Company. The Company assumes no obligation to update any forward-looking statement after the date on which such statement is made, even if new information subsequently becomes available.
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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	June 30%
(in thousands, except per share amounts)	2022	2021	Change
Operating revenues	$933,302	$801,152	16
Operating expenses	859,672	729,304	18
Depreciation of property, plant and equipment	19,413	16,600	17
Amortization of intangible assets	14,889	13,889	7
Impairment of long-lived assets	—	3,768	—
Operating income	39,328	37,591	5
Equity in earnings of affiliates, net	1,427	1,776	(20)
Interest income	696	1,876	(63)
Interest expense	(15,973)	(7,353)	—
Non-operating pension and postretirement benefit income, net	50,871	25,216	—
(Loss) gain on marketable equity securities, net	(165,540)	83,698	—
Other income, net	1,176	16,122	(93)
(Loss) income before income taxes	(88,015)	158,926	—
(Benefit from) provision for income taxes	(21,400)	43,000	—
Net (loss) income	(66,615)	115,926	—
Net income attributable to noncontrolling interests	(870)	(568)	53
Net (Loss) Income Attributable to Graham Holdings Company Common Stockholders	$(67,485)	$115,358	—
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic net (loss) income per common share	$(13.95)	$23.07	—
Basic average number of common shares outstanding	4,842	4,968
Diluted net (loss) income per common share	$(13.95)	$22.99	—
Diluted average number of common shares outstanding	4,842	4,985
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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended
	June 30%
(in thousands, except per share amounts)	2022	2021	Change
Operating revenues	$1,848,023	$1,513,607	22
Operating expenses	1,700,035	1,376,386	24
Depreciation of property, plant and equipment	38,888	33,145	17
Amortization of intangible assets	29,801	27,826	7
Impairment of long-lived assets	—	4,815	—
Operating income	79,299	71,435	11
Equity in earnings of affiliates, net	4,031	15,204	(73)
Interest income	1,411	2,766	(49)
Interest expense	(27,390)	(15,801)	73
Non-operating pension and postretirement benefit income, net	101,376	54,003	88
(Loss) gain on marketable equity securities, net	(118,628)	162,912	—
Other income, net	4,052	22,442	(82)
Income before income taxes	44,151	312,961	(86)
Provision for income taxes	14,200	84,400	(83)
Net income	29,951	228,561	(87)
Net income attributable to noncontrolling interests	(1,812)	(753)	—
Net Income Attributable to Graham Holdings Company Common Stockholders	$28,139	$227,808	(88)
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic net income per common share	$5.76	$45.55	(87)
Basic average number of common shares outstanding	4,857	4,968
Diluted net income per common share	$5.74	$45.43	(87)
Diluted average number of common shares outstanding	4,870	4,981

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GRAHAM HOLDINGS COMPANY
BUSINESS DIVISION INFORMATION
(Unaudited)
	Three Months Ended			Six Months Ended
	June 30		%	June 30		%
(in thousands)	2022	2021	Change	2022	2021	Change
Operating Revenues
Education	$353,013	$339,984	4	$711,025	$669,301	6
Television broadcasting	122,386	119,966	2	245,805	233,591	5
Manufacturing	127,062	141,123	(10)	243,002	257,083	(5)
Healthcare	76,385	54,696	40	143,640	104,739	37
Automotive	147,602	90,273	64	298,569	158,000	89
Other businesses	107,326	55,626	93	206,943	91,938	—
Corporate office	—	—	—	—	—	—
Intersegment elimination	(472)	(516)	—	(961)	(1,045)	—
	$933,302	$801,152	16	$1,848,023	$1,513,607	22
Operating Expenses
Education	$334,308	$326,836	2	$671,908	$637,217	5
Television broadcasting	82,704	84,363	(2)	166,225	165,010	1
Manufacturing	122,560	128,695	(5)	228,525	235,748	(3)
Healthcare	70,123	46,101	52	131,019	89,004	47
Automotive	140,237	86,488	62	284,126	153,691	85
Other businesses	133,670	77,024	74	264,031	133,197	98
Corporate office	10,844	14,570	(26)	23,851	29,350	(19)
Intersegment elimination	(472)	(516)	—	(961)	(1,045)	—
	$893,974	$763,561	17	$1,768,724	$1,442,172	23
Operating Income (Loss)
Education	$18,705	$13,148	42	$39,117	$32,084	22
Television broadcasting	39,682	35,603	11	79,580	68,581	16
Manufacturing	4,502	12,428	(64)	14,477	21,335	(32)
Healthcare	6,262	8,595	(27)	12,621	15,735	(20)
Automotive	7,365	3,785	95	14,443	4,309	—
Other businesses	(26,344)	(21,398)	(23)	(57,088)	(41,259)	(38)
Corporate office	(10,844)	(14,570)	26	(23,851)	(29,350)	19
	$39,328	$37,591	5	$79,299	$71,435	11
Depreciation
Education	$8,531	$7,482	14	$17,036	$15,262	12
Television broadcasting	3,085	3,543	(13)	6,374	7,016	(9)
Manufacturing	2,323	2,427	(4)	4,751	4,944	(4)
Healthcare	455	331	37	865	648	33
Automotive	752	490	53	1,529	1,020	50
Other businesses	4,114	2,169	90	8,029	3,929	—
Corporate office	153	158	(3)	304	326	(7)
	$19,413	$16,600	17	$38,888	$33,145	17
Amortization of Intangible Assets and Impairment of Long-Lived Assets
Education	$4,064	$6,073	(33)	$8,210	$11,285	(27)
Television broadcasting	1,360	1,361	0	2,720	2,720	0
Manufacturing	5,164	6,610	(22)	10,327	13,597	(24)
Healthcare	988	780	27	1,917	1,561	23
Automotive	—	—	—	—	—	—
Other businesses	3,313	2,833	17	6,627	3,478	91
Corporate office	—	—	—	—	—	—
	$14,889	$17,657	(16)	$29,801	$32,641	(9)
Pension Expense
Education	$1,931	$2,398	(19)	$4,467	$4,681	(5)
Television broadcasting	856	956	(10)	1,782	1,791	(1)
Manufacturing	224	246	(9)	552	641	(14)
Healthcare	93	108	(14)	279	280	0
Automotive	5	—	—	11	—	—
Other businesses	477	487	(2)	997	856	16
Corporate office	1,407	1,682	(16)	2,936	3,230	(9)
	$4,993	$5,877	(15)	$11,024	$11,479	(4)
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GRAHAM HOLDINGS COMPANY
EDUCATION DIVISION INFORMATION
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30		%	June 30		%
(in thousands)	2022	2021	Change	2022	2021	Change
Operating Revenues
Kaplan international	$200,871	$181,276	11	$405,384	$353,171	15
Higher education	72,975	78,740	(7)	148,783	154,426	(4)
Supplemental education	77,546	77,911	0	153,850	157,566	(2)
Kaplan corporate and other	4,454	3,615	23	8,799	6,978	26
Intersegment elimination	(2,833)	(1,558)	—	(5,791)	(2,840)	—
	$353,013	$339,984	4	$711,025	$669,301	6
Operating Expenses
Kaplan international	$181,808	$167,199	9	$365,757	$328,887	11
Higher education	70,271	76,366	(8)	141,042	145,799	(3)
Supplemental education	72,717	69,098	5	145,650	136,256	7
Kaplan corporate and other	8,225	9,657	(15)	17,003	17,927	(5)
Amortization of intangible assets	4,064	3,914	4	8,210	8,079	2
Impairment of long-lived assets	—	2,159	—	—	3,206	—
Intersegment elimination	(2,777)	(1,557)	—	(5,754)	(2,937)	—
	$334,308	$326,836	2	$671,908	$637,217	5
Operating Income (Loss)
Kaplan international	$19,063	$14,077	35	$39,627	$24,284	63
Higher education	2,704	2,374	14	7,741	8,627	(10)
Supplemental education	4,829	8,813	(45)	8,200	21,310	(62)
Kaplan corporate and other	(3,771)	(6,042)	38	(8,204)	(10,949)	25
Amortization of intangible assets	(4,064)	(3,914)	(4)	(8,210)	(8,079)	(2)
Impairment of long-lived assets	—	(2,159)	—	—	(3,206)	—
Intersegment elimination	(56)	(1)	—	(37)	97	—
	$18,705	$13,148	42	$39,117	$32,084	22
Depreciation
Kaplan international	$5,794	$4,835	20	$11,549	$10,087	14
Higher education	1,064	873	22	2,084	1,725	21
Supplemental education	1,578	1,670	(6)	3,217	3,246	(1)
Kaplan corporate and other	95	104	(9)	186	204	(9)
	$8,531	$7,482	14	$17,036	$15,262	12
Pension Expense
Kaplan international	$63	$77	(18)	$135	$148	(9)
Higher education	820	1,137	(28)	1,901	2,220	(14)
Supplemental education	895	976	(8)	2,077	1,907	9
Kaplan corporate and other	153	208	(26)	354	406	(13)
	$1,931	$2,398	(19)	$4,467	$4,681	(5)
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NON-GAAP FINANCIAL INFORMATION
GRAHAM HOLDINGS COMPANY
(Unaudited)
In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included in this press release, the Company has provided information regarding net income excluding certain items described below, reconciled to the most directly comparable GAAP measures. Management believes that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
▪the ability to make meaningful period-to-period comparisons of the Company’s ongoing results;
▪the ability to identify trends in the Company’s underlying business; and
▪a better understanding of how management plans and measures the Company’s underlying business.
Net (loss) income, excluding certain items, should not be considered substitutes or alternatives to computations calculated in accordance with and required by GAAP. These non-GAAP financial measures should be read only in conjunction with financial information presented on a GAAP basis.
The following table reconciles the non-GAAP financial measures to the most directly comparable GAAP measures:
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	Three Months Ended June 30
	2022			2021
(in thousands, except per share amounts)	(Loss) Income before income taxes	Income Taxes	Net (Loss) Income	Income before income taxes	Income Taxes	Net Income
Amounts attributable to Graham Holdings Company Common Stockholders
As reported	$(88,015)	$(21,400)	$(66,615)	$158,926	$43,000	$115,926
Attributable to noncontrolling interests			(870)			(568)
Attributable to Graham Holdings Company Stockholders			(67,485)			115,358
Adjustments:
Net credit related to a fair value change in contingent consideration from a prior acquisition	(3,239)	(25)	(3,214)	(2,599)	—	(2,599)
Long-lived asset impairment charges	—	—	—	3,439	886	2,553
Charges related to a non-operating Separation Incentive Program	—	—	—	1,118	297	821
Net losses (gains) on marketable equity securities	165,540	43,147	122,393	(83,698)	(22,795)	(60,903)
Net losses of affiliates whose operations are not managed by the Company	430	112	318	1,436	391	1,045
Non-operating gains from sales and write-ups of cost and equity method investments	—	—	—	(14,482)	(3,789)	(10,693)
Interest expense (income) related to the fair value adjustment of the mandatorily redeemable noncontrolling interest	8,007	365	7,642	(955)	—	(955)
Net income, adjusted (non-GAAP)			$59,654			$44,627

Per share information attributable to Graham Holdings Company Common Stockholders
Diluted (loss) income per common share, as reported			$(13.95)			$22.99
Adjustments:
Net credit related to a fair value change in contingent consideration from a prior acquisition			(0.66)			(0.52)
Long-lived asset impairment charges			—			0.51
Charges related to a non-operating Separation Incentive Program			—			0.16
Net losses (gains) on marketable equity securities			25.05			(12.18)
Net losses of affiliates whose operations are not managed by the Company			0.07			0.21
Non-operating gains from sales and write-ups of cost and equity method investments			—			(2.13)
Interest expense (income) related to the fair value adjustment of the mandatorily redeemable noncontrolling interest			1.56			(0.19)
Diluted income per common share, adjusted (non-GAAP)			$12.07			$8.85

The adjusted diluted per share amounts may not compute due to rounding.
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	Six Months Ended June 30
	2022			2021
(in thousands, except per share amounts)	Income before income taxes	Income Taxes	Net Income	Income before income taxes	Income Taxes	Net Income
Amounts attributable to Graham Holdings Company Common Stockholders
As reported	$44,151	$14,200	$29,951	$312,961	$84,400	$228,561
Attributable to noncontrolling interests			(1,812)			(753)
Attributable to Graham Holdings Company Stockholders			28,139			227,808
Adjustments:
Net credit related to a fair value change in contingent consideration from a prior acquisition	(3,163)	(24)	(3,139)	(2,213)	—	(2,213)
Long-lived asset impairment charges	—	—	—	3,439	886	2,553
Charges related to a non-operating Separation Incentive Program	—	—	—	1,118	297	821
Net losses (gains) on marketable equity securities	118,628	30,920	87,708	(162,912)	(44,368)	(118,544)
Net losses (earnings) of affiliates whose operations are not managed by the Company	73	19	54	(8,896)	(2,422)	(6,474)
Non-operating gains from sales and write-ups of cost and equity method investments	(1,680)	(422)	(1,258)	(17,205)	(4,489)	(12,716)
Net interest expense related to the fair value adjustment of the mandatorily redeemable noncontrolling interest	11,430	510	10,920	96	—	96
Net income, adjusted (non-GAAP)			$122,424			$91,331

Per share information attributable to Graham Holdings Company Common Stockholders
Diluted income per common share, as reported			$5.74			$45.43
Adjustments:
Net credit related to a fair value change in contingent consideration from a prior acquisition			(0.64)			(0.44)
Long-lived asset impairment charges			—			0.51
Charges related to a non-operating Separation Incentive Program			—			0.16
Net losses (gains) on marketable equity securities			17.90			(23.64)
Net losses (earnings) of affiliates whose operations are not managed by the Company			0.01			(1.29)
Non-operating gains from sales and write-ups of cost and equity method investments			(0.26)			(2.54)
Net interest expense related to the fair value adjustment of the mandatorily redeemable noncontrolling interest			2.23			0.02
Diluted income per common share, adjusted (non-GAAP)			$24.98			$18.21

The adjusted diluted per share amounts may not compute due to rounding.

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